UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2012 (June 8, 2012)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Compensatory Arrangements of Certain Officers.

On June 8, 2012, at the annual meeting of shareholders of Chesapeake Energy Corporation (the “Company”), the Company’s shareholders voted to (i) increase the number of shares of common stock which are available for awards under the Long Term Incentive Plan (the “LTIP”) by 6,500,000 shares and (ii) make certain revisions to clarify the treatment of performance share units under the LTIP.  The LTIP, as amended, is attached hereto as Exhibit 10.1.14.  The description of the LTIP under the caption "Plan Features" on pages 40-45 of the proxy statement for the meeting, which is a part of the discussion of Voting Item 4: Proposal to Amend Long Term Incentive Plan, is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 8, 2012, although the Company's shareholders did not approve a similar shareholder proposal on the subject, the Board of Directors (the "Board") voluntarily approved an amendment to the Company's bylaws to require that all director nominees in uncontested elections receive the affirmative vote of a majority of votes cast in order to be elected or reelected to the Board. If a director does not receive the requisite vote, the bylaws require the director to comply with the Company's director resignation procedures. In addition, the Board approved further amendments to the Company’s bylaws, which included:

(1)	Revisions to provide that the Chief Executive Officer of the Company may call special meetings of shareholders;

(2)
Revisions to provide that the Chief Executive Officer of the Company, in addition to the Chairman of the Board, a majority of the directors then in office and the President of the Company, may call regular or special meetings of the Board;

(3)	Revisions to specify the notice requirements for special meetings of the Board;

(4)	Revisions to accommodate the separation of the positions of Chairman of the Board and Chief Executive Officer; and

(5)	Revisions to remove the requirement that the Board elect officers on a specific date each year.

    The foregoing description of the amendments to the Company’s bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s Amended and Restated Bylaws filed as Exhibit 3.2 to this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on Friday, June 8, 2012.  The matters voted upon and the final voting results are as stated below.

•	The shareholders elected each of the director nominees as set forth below:

Proposal No. 1:	Votes For	Votes Withheld	Broker Non-Votes
Election of Directors
Richard K. Davidson	114,634,033	309,368,591	125,975,332
V. Burns Hargis	111,877,012	312,125,612	125,975,332

•	The shareholders voted as set forth below on five management proposals:

Proposal No. 2:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal to Amend Bylaws to Implement Majority Voting in Director Elections	411,870,838	10,268,292	1,863,494	125,975,332

Proposal No. 3:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Shareholder Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers	84,550,683	337,436,166	2,015,775	125,975,332

Proposal No. 4:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal to Amend Long Term Incentive Plan	364,112,628	57,300,479	2,589,517	125,975,332

Proposal No. 5:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal to Approve Annual Incentive Plan	131,830,464	289,182,095	2,990,065	125,975,332

Proposal No. 6:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of Appointment of Independent Registered Public Accounting Firm	510,731,614	24,994,571	14,251,771	--

•	The shareholders voted as set forth below on four shareholder proposals:

Proposal No. 7:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Shareholder Proposal Relating to Re-Incorporation in Delaware	225,912,663	182,157,627	15,932,334	125,975,332

Proposal No. 8:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Shareholder Proposal Relating to Political Lobbying Expenditures	153,843,362	190,622,817	79,536,445	125,975,332

Proposal No. 9:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Shareholder Proposal Relating to the Supermajority Voting Standard	365,348,314	54,732,149	3,922,161	125,975,332

Proposal No. 10:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Shareholder Proposal Relating to Proxy Access	254,125,330	153,667,604	16,209,690	125,975,332

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On June 8, 2012, the Company issued a press release announcing the preliminary voting results for the Company’s 2012 annual meeting of shareholders. A copy of this press release is attached as Exhibit 99.1 to this Current Report.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  See "Exhibit Index" attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION
By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby Senior Vice President, Treasurer and Corporate Secretary

Date:                      June 8, 2012

EXHIBIT INDEX

Exhibit No.	Document Description

3.2	Chesapeake Energy Corporation Amended and Restated Bylaws

10.1.14	Long Term Incentive Plan

99.1	Chesapeake Energy Corporation press release dated June 8, 2012 – Preliminary voting results of annual meeting of shareholders